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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hybridon, Inc. for the registration of 20,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2003 (except for Note 18, as to which the date is February 14, 2003), with respect to the consolidated financial statements of Hybridon, Inc. as of and for the year ended December 31, 2002 included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
January 9, 2004